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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.       )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Olympic Steel, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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                                  olympic logo
    Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146 (216)
                                    292-3800

To Our Shareholders:

You are invited to attend the 1999 annual meeting of shareholders of Olympic Steel, Inc. to be held at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, on Friday, April 23, 1999, at 2:00 p.m. local time. We are pleased to enclose the notice of our annual meeting of shareholders, together with a Proxy Statement, a Proxy and an envelope for returning the Proxy.

You are hereby asked to approve the election of Directors and to ratify the appointment of auditors. Your Board of Directors unanimously recommends that you vote "FOR" each proposal stated in the Proxy.

Please carefully review the Proxy Statement and then complete and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

Your time and attention to this letter and the accompanying Proxy Statement and Proxy is appreciated.

Sincerely,

Michael D. Siegal
Chairman and Chief Executive Officer

March 24, 1999
                                  olympic logo
    Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146 (216)
                                    292-3800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1999

The annual meeting of shareholders of Olympic Steel, Inc., an Ohio corporation (the Company), will be held on Friday, April 23, 1999 at 2:00 p.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, for the following purposes:

1. To elect four Directors for a term expiring in 2001.

2. To ratify the appointment of Arthur Andersen LLP as auditors of the Company for 1999.

3. To transact such other business that is properly brought before the meeting.

Only holders of the Common Shares of record on the books of the Company at the close of business on March 5, 1999 will be entitled to vote at the meeting.

Your vote is important. All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, please mark, date and sign your Proxy and return it promptly in the enclosed envelope. Any shareholder attending the meeting may vote in person even if the shareholder returned a Proxy.

By Order of the Board of Directors

R. Louis Schneeberger
Chief Financial Officer

Cleveland, Ohio

March 24, 1999

THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  olympic logo
                              1999 ANNUAL MEETING

                                 April 23, 1999

                           THE PROXY AND SOLICITATION

     This Proxy Statement is being mailed on or about March 24, 1999, to the shareholders of Olympic Steel, Inc. (the Company) in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 1999 Annual Meeting of Shareholders to be held on Friday, April 23, 1999 at 2:00 p.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146. Pursuant to the Ohio General Corporation Law, any shareholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by Proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at the Annual Meeting. The election of directors and the proposal to ratify the appointment of auditors require approval only by a plurality of the votes cast. As a result, although abstentions and broker non-votes will not be counted in determining the outcome of the vote, they will be counted in determining whether a quorum has been achieved. The cost of soliciting the Proxy will be borne by the Company.

                           PURPOSES OF ANNUAL MEETING

     The Annual Meeting has been called for the purposes of (1) electing four
(4) Directors of the class whose two-year terms of office will expire in 2001;
(2) ratifying the appointment of Arthur Andersen LLP as auditors of the Company for 1999 and (3) transacting such other business as may properly come before the meeting.

     The two persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the director nominees named herein and in favor of the proposal listed in Item 2 above.

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on March 5, 1999, as the record date for determining shareholders entitled to notice of the meeting and to vote. On that date, 10,692,000 shares of Common Stock were outstanding and entitled to one vote on all matters properly brought before the Annual Meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into two classes, each of whose members serve for a staggered two-year term. The Board is comprised of a class of four directors whose terms expire in 1999 and a class of three directors whose terms expire in 2000.

     The Board of Directors has nominated Michael D. Siegal, David A. Wolfort, Thomas M. Forman, and Betsy S. Atkins to stand for reelection as Directors for a two-year term. The two-year term will end upon the election of Directors at the 2001 annual meeting of shareholders.

     At the annual meeting, the shares of Common Stock represented by valid Proxies, unless otherwise specified, will be voted to reelect the directors. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the Proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

     The Board of Directors recommends that each shareholder vote "FOR" the Board of Directors' nominees. Directors will be elected by a plurality of the votes cast at the annual meeting.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001

                                             PRINCIPAL OCCUPATION,
                                                PAST FIVE YEARS,
  NAME OF DIRECTOR      AGE                   OTHER DIRECTORSHIPS                    SINCE
  ----------------      ---                  ---------------------                   -----
Michael D. Siegal       46    President and Chief Executive Officer of the Company   1984
                              since 1984, and Chairman of the Board since 1994. A
                              member of the Board of Directors of American
                              National Bank (Cleveland, Ohio) and Cleveland
                              Lumberjacks (professional hockey team).
David A. Wolfort        46    Chief Operating Officer of the Company since 1995.     1987
                              He served as Vice President - Commercial of the
                              Company from 1987 to 1995, after having joined the
                              Company in 1984 as General Manager. Currently,
                              Chairman of the Governmental Affairs Committee of
                              the SSCI. He is a trustee of Health Hill Hospital
                              for Children and a Regional Board Member of the
                              Northern Ohio Anti-Defamation League.
Thomas M. Forman        53    Business Consultant. He served as Vice President of    1994
                              Sealy Corporation (a manufacturer and distributor of
                              bedding) from 1994 to 1997. Prior thereto, he served
                              as Executive Vice President and a member of the
                              Board of Directors of Bridgestone/Firestone, Inc. (a
                              worldwide tire manufacturer and distributor) for two
                              years and held various senior management positions
                              for seven years prior thereto.
Betsy S. Atkins         42    Founder and board member of Ascend Communications      1998
                              Corp. (a supplier of wide area network products)
                              since 1989. Chairman of the Board of Amplitude
                              Software (applications software company for the
                              Internet and Intranet market) since 1996. Prior to
                              that she was the President of Nellson Candies, Inc.
                              (a specialized, functional food company). Member of
                              the Boards of Directors of Caere Corp., Secure
                              Computing, and Selectica.

                      NOMINEES FOR TERMS TO EXPIRE IN 2000

                                             PRINCIPAL OCCUPATION,
                                                PAST FIVE YEARS,
  NAME OF DIRECTOR      AGE                   OTHER DIRECTORSHIPS                    SINCE
  ----------------      ---                  ---------------------                   -----
R. Louis Schneeberger   44    Chief Financial Officer of the Company since 1987;     1987
                              Chairman of the Board of Royal Appliance Mfg. Co.
                              (an assembler and distributor of vacuum cleaners), a
                              trustee of the Achievement Center for Children (a
                              non-profit corporation focusing on children with
                              disabilities), and a member of the Business Advisory
                              Council of Kent State University.
Martin H. Elrad         59    Private investor; also served for over five years as   1987
                              President of Solon Leasing Co. (a fleet vehicle
                              lessor).
Suren A. Hovsepian      59    Business Consultant. Vice President - Automotive of    1998
                              the Company from 1997 to 1998. Previously, he served
                              as General Manager of Lafayette Steel, a subsidiary
                              of the Company, since its acquisition in 1995. Prior
                              to its acquisition, he was President and Chief
                              Executive Officer of Lafayette Steel.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings in 1998. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, each of which consists of Ms. Atkins, and Messrs. Elrad and Forman. The Audit Committee held two meetings and the Compensation and Nominating Committees each held one meeting in 1998. The Committees receive their authority and assignments from the Board of Directors and report to the Board of Directors.

     All of the current Directors attended all of the required Board and applicable committee meetings held during 1998. In addition to holding regular committee meetings, the Board members also reviewed and considered matters and documents and communicated with each other wholly apart from the meetings. Several actions were taken by unanimous written consent.

     The Audit Committee, which is chaired by Ms. Atkins, recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors. The Committee also reviews and evaluates the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which is chaired by Mr. Forman, reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies, and has authority to administer the Company's Stock Option Plan.

     The Nominating Committee, which is chaired by Mr. Elrad, functions to advise and make recommendations to the Board concerning the selection of candidates as nominees for directors, including those individuals recommended by shareholders. Shareholders wishing to suggest nominees for election to the Board at the 2000 annual meeting may do so by providing written notice to the Company in care of Marc H. Morgenstern, Secretary, no later than December 26, 1999.

                           COMPENSATION OF DIRECTORS

     During 1998, each Director who is not an employee of the Company received a director's fee in the amount of $2,500 per meeting, with a minimum fee of $10,000 per annum, and reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. For 1999, the director's fee was increased to $3,500 per meeting, with a minimum fee of $14,000. Directors shall also receive $1,000 for each special Board or Committee meetings attended, including telephonic meetings. No additional compensation is to be paid for committee meetings held on the same day as Board meetings. Upon appointment to the Board, each outside Director is entitled to a stock option grant of 10,000 shares. Each outside Director shall also be entitled to an annual stock option grant of up to 2,500 shares, based on overall company performance. Directors who are also employees of the Company receive no additional remuneration for serving as Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth each person or entity who has beneficial ownership of 5% or more of the outstanding Common Shares of the Company on March 5, 1999, based upon information furnished to the Company.

                                                             NUMBER OF SHARES     PERCENTAGE OF
                NAMES OF BENEFICIAL OWNERS                  BENEFICIALLY OWNED      OWNERSHIP
                --------------------------                  ------------------    -------------
Michael D. Siegal                                            1,476,000(1)             13.8%
  5096 Richmond Road
  Cleveland, OH 44146
Dimensional Fund Advisors                                      808,500(2)              7.6%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
J. & W. Seligman & Co., Inc.                                   719,844(3)              6.7%
  100 Park Avenue - 8th Floor
  New York, NY 10006

---------------

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares.

(2) Based on Schedule 13G filed with the Securities and Exchange Commission on or about February 11, 1999.

(3) Based on Schedule 13G filed with the Securities and Exchange Commission on or about February 9, 1999.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the amount of the Company's Shares of Common Stock beneficially owned by the Company's Directors, each of the officers in the compensation table on page 6, and all the directors and executive officers as a group as of March 5, 1999.

                                                              NUMBER OF SHARES        PERCENTAGE OF
                 NAMES OF BENEFICIAL OWNERS                  BENEFICIALLY OWNED         OWNERSHIP
                 --------------------------                  ------------------       -------------
Michael D. Siegal                                                1,476,000(1)             13.8%
R. Louis Schneeberger                                              260,100(2)              2.4%
David A. Wolfort                                                   203,000(3)              1.9%
Thomas M. Forman                                                    12,750(4)             *
Martin H. Elrad                                                     12,000(5)             *
Betsy S. Atkins                                                     10,000                *
Suren A. Hovsepian                                                   8,000(6)             *
All directors and executive officers as a group                  1,981,850(7)             18.5%
  (7 persons)

---------------

* Less than 1%.

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares.

(2) Includes 100 shares held by spouse. Does not include 34,000 shares held in various trusts for the benefit of Mr. Schneeberger's children. Mr. Schneeberger disclaims beneficial ownership of such shares.

(3) Does not include 84,500 shares held in various trusts for the benefit of Mr. Wolfort's children. Mr. Wolfort disclaims beneficial ownership of such shares.

(4) Includes 10,600 shares issuable upon exercise or options exercisable within sixty days of March 5, 1999.

(5) Includes 12,000 shares issuable upon exercise or options exercisable within sixty days of March 5, 1999.

(6) Includes 8,000 shares issuable upon exercise or options exercisable within sixty days of March 5, 1999.

(7) Includes 30,600 shares issuable upon exercise or options exercisable within sixty days of March 5, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934, as amended, requires the Company's officers and directors, and persons who own greater than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership to the SEC. Officers, directors and more than 10% shareholders are required by the SEC to furnish to the Company copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 1998 and Form 5 and amendments thereto furnished to the Company with respect to 1998, or a written representation from the reporting person that no Form 5 is required, all filings required to be made by the Company's officers, directors and greater than 10% shareholders were timely made with the exception of one late filing of Form 4 by Michael D. Siegal for a November 1998 purchase of common stock.

                        EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth certain information with respect to the compensation paid by the Company during the years ended December 31, 1998, 1997, and 1996 to the Chief Executive Officer and each of the other executive officers (the "Executive Officers") of the Company:

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION
                                                -------------------      ALL OTHER
    NAME AND PRINCIPAL POSITION(S)       YEAR    SALARY     BONUS     COMPENSATION(1)
    ------------------------------       ----    ------     -----     ---------------
Michael D. Siegal,                       1998   $421,793   $108,240       $11,400
Chairman of the Board, President         1997    412,923    237,130        11,150
and Chief Executive Officer              1996    389,550    399,651        10,750

R. Louis Schneeberger,                   1998   $301,775   $108,240       $11,400
Chief Financial Officer                  1997    294,945    237,130        11,150
                                         1996    278,250    399,651        10,750

David A. Wolfort,                        1998   $301,775   $108,240       $11,400
Chief Operating Officer                  1997    294,945    237,130        11,150
                                         1996    278,250    399,651        10,750

---------------

(1) "All Other Compensation" includes (i) contributions to the Company's 401(k) plan to match pre-tax elective deferral contributions and (ii) amounts paid under the Company's discretionary profit-sharing plan. Messrs. Siegal, Schneeberger, and Wolfort each were credited in 1998 with $5,000 and $6,400, under the 401(k) plan and profit-sharing plan, respectively.

                             EMPLOYEE BENEFIT PLANS

     Incentive Bonus Plans. For 1998, each of the Executive Officers participated in the Executive Bonus Program that provides for an annual bonus in an amount equal to one and one-half percent (1.5%) of the Company's net income before taxes and any incentive bonuses. Bonus payments to the Executive Officers are shown in the Summary Compensation Table. A new program was adopted for 1999.

     Stock Option Plan. The Stock Option Plan (Option Plan) was adopted by the Board of Directors and approved by the shareholders of the Company in January 1994. Pursuant to the provisions of the Option Plan, key employees of the Company, non-employee directors of the Company and consultants may be offered the opportunity to acquire shares of Common Stock by the grant of stock options including both incentive stock options (ISOs), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. ISOs are not available to consultants. A total of 450,000 shares of Common Stock have been reserved for options under the Option Plan and 150,500 options were granted with 142,500 options remaining outstanding as of December 31, 1998. The Option Plan will terminate in January 2004; however, termination of the Option Plan will not affect outstanding options. The Compensation Committee of the Board of Directors administers the Option Plan. The Committee has broad discretion to set the terms and conditions of the options, provided that no option may be exercisable more than ten years after the date of grant.

                              RELATED TRANSACTIONS
                     AND COMPENSATION COMMITTEE INTERLOCKS

     A partnership owned by family members of Mr. Siegal owns one of the Cleveland facilities and leases it to the Company on a triple-net basis at an annual rent of $195,300. The lease expires in June 2000, subject to two ten-year renewal options. A corporation owned by family members of Mr. Siegal provides freight services to the Company. Payments to this entity were approximately $2.4 million in 1998. The Company believes these transactions are on terms no less favorable to the Company than could be obtained from unrelated parties.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern the base salaries, bonuses and other compensation matters of the executive officers of the Company. The Committee consists entirely of non-employee directors of the Company. The Committee meets twice annually to review the compensation program for the executive officers of the Company. This report documents the basis of compensation for 1998, with regard to the Company's chief executive officer and other executive officers.

     Compensation Policy. The executive compensation policy of the Company is based on the following philosophy: (i) the need to retain and, as necessary, attract highly qualified executives with a compensation plan that is competitive with both public and privately held steel and steel-related companies; (ii) emphasizing variable, performance-based compensation tied to the overall profitability of the Company; (iii) creating a system that would not be overly complicated or conflict with the bonus system used at the general manager level; and (iv) devising a compensation program that appropriately aligns the interests of executive officers with those of the Company's shareholders in increasing shareholder value.

     Base Salaries. The annual base salary of the executive officers is based upon an evaluation of their significant contributions as individuals and as a team, as subjectively determined by the Compensation Committee. The Committee reviewed the cash compensation of numerous senior executives in positions in other steel and steel-related companies to determine the range of the base salaries. Base salaries for 1998 were reviewed and approved by the Compensation Committee, and the amounts paid are included in the Summary Compensation Table.

     Incentive Compensation. A significant portion of the executive officers' compensation is incentive bonus-based and tied to the overall profitability of the Company. The Compensation Committee reviewed the Company's annual budget to determine the gross cash compensation that would result if the budget is attained. The 1998 bonus compensation was determined by the provisions of the Incentive Bonus Plan described under the section "Employee Benefit Plans." For 1999, a new annual incentive plan (The Senior Management Compensation Program) will focus on return on assets (ROA) and growth in tonnage. ROA will be calculated by dividing consolidated net income by average monthly total assets. Net income can be adjusted by the Committee for certain start-up costs or extraordinary items. Under the new program, each of the Executive Officers can be granted stock options based on the Company's performance. The determination of the stock option grants is made by the Compensation Committee. The Committee believes that this program further aligns the interests of management and shareholders and will provide long-term incentive for maximizing shareholder value.

     Chief Executive Officer Compensation. The Chief Executive Officer participates in the same compensation plan provided to the other executive officers of the Company. The base salary for the Chief Executive Officer, Michael D. Siegal, was based upon the Compensation Committee's subjective evaluation of his performance, considering his years of experience, contributions and accomplishments, including the continued growth of the Company and his commitment to increasing shareholder value. The Compensation Committee also considered the base compensation packages of other chief executive officers for comparable companies. Consistent with the philosophy of the Incentive Bonus Compensation Plan, the overall profitability of the Company is a primary variable in determining the total compensation paid to the Chief Executive Officer. Mr. Siegal owns a significant number of shares of the Company, which provides additional long-term incentive for maximizing shareholder value.

                           Thomas M. Forman, Chairman
                                Martin H. Elrad
                                Betsy S. Atkins

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the Nasdaq U.S. composite index and an index to a peer group from the date of the Company's initial public offering in March 1994 through December 1998.

     The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

          Olympic Steel, Inc., Peer Group Index and Nasdaq U.S. Index
                 From March 10, 1994 through December 31, 1998

                                                   OLYMPIC STEEL, INC.        PEER GROUP INDEX(1)           NASDAQ U.S. INDEX
                                                   -------------------        -------------------           -----------------
'3/10/94'                                              $    100                    $    100                    $    100
'12/31/94'                                                67.74                       84.95                       96.18
'12/31/95'                                                56.45                      108.22                      136.00
'12/31/96'                                               163.71                      119.57                      167.29
'12/31/97'                                               100.40                      115.64                      205.28
'12/31/98'                                             $  32.26                    $  91.20                    $ 287.79

---------------

(1) The companies selected to form the peer group index are A.M. Castle & Co., Gibraltar Steel Corporation, Huntco Inc., Shiloh Industries, Inc., Steel Technologies Inc., and Worthington Industries, Inc.

                                  PROPOSAL TWO
                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP as auditors for 1999. The Board of Directors requests the ratification of the appointment of Arthur Andersen LLP by the shareholders at the annual meeting. The Board of Directors recommends that each shareholder vote "FOR" ratification of Arthur Andersen LLP as auditors for 1999.

     Arthur Andersen LLP has audited the Company's financial statements for each year since 1987. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware that any matter other than those listed in the Notice of Meeting is to be presented for action at the meeting. If any of the Board's nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

                               PROXY SOLICITATION

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of the Company may solicit by telephone the return of Proxies. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and will, upon request, reimburse them for their expenses.

                            SHAREHOLDERS' PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2000 Annual Meeting of Shareholders is expected to be November 24, 1999.

                                 ANNUAL REPORT

     The Company's Annual Report for the year ended December 31, 1998, including financial statements of the Company and the report thereon of Arthur Andersen LLP, is being mailed to shareholders with this Notice of the Annual Meeting and Proxy Statement.

                                              R. LOUIS SCHNEEBERGER
                                              Chief Financial Officer

By Order of the Board of Directors
March 24, 1999

PROXY


                              OLYMPIC STEEL, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     At the Annual Meeting of Shareholders of the Company to be held on April 23, 1999, and at any adjournment, Michael D. Siegal and R. Louis Schneeberger, or either one of them, is hereby authorized to represent me and to vote my shares on the following:





             (Continued, and to be marked, signed and dated on the reverse side)



                            - FOLD AND DETACH HERE -

                                                           Please mark
                                                           your votes as
                                                           indicated in  [X]
                                                           this example

                                                  FOR
1. Election of Directors                     all nominees
   Term expiring in 2001                         listed        WITHHOLD
   Michael D. Siegal, David A. Wolfort,       (except as       AUTHORITY
   Thomas M. Forman, Betsy S. Atkins           otherwise       for ALL
                                                 marked        nominees

                                                  [ ]             [ ]

(INSTRUCTIONS: To withhold authority to vote for a nominee, mark through the nominee's name.

2. Ratification of the appointment of          FOR     AGAINST   ABSTAIN
   Arthur Andersen LLP as auditors.            [ ]       [ ]       [ ]

3. In accordance with their best judgment, upon any other matters which may properly come before the meeting.



Shares represented by properly executed proxies will be voted as specified. Unless otherwise specified, this Proxy will be voted FOR the election of Directors as set forth in Item 1 and FOR the proposal identified in Item 2 above.


Signed this ________ day of ______________, 1999.


-------------------------------------------------

-------------------------------------------------

Please give title when signing as executor, administrator, trustee, attorney or other representative. If shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.

PLEASE DATE AND SIGN EXACTLY AS THE NAMES APPEAR ON THE FACE OF THE PROXY AND RETURN BY MAILING PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. PLEASE COMPLETE, SIGN AND RETURN PROMPTLY.


               --------------------------------------------------
                     "PLEASE MARK INSIDE BOXES SO THAT DATA
                  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"
               --------------------------------------------------


                            - FOLD AND DETACH HERE -